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                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                 ECONOPHONE INC.

It is hereby certified that:

         1. The name of the corporation (hereinafter called the "corporation") is Econophone, Inc.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Paragraph 1 thereof and by substituting in lieu of said Paragraph the following new
                  Paragraph:

                  "1. The name of the corporation is Destia Communications, Inc."

         3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Dated as of: January 28, 1999


                                              --------------------------------
                                              By:    Richard L. Shorten, Jr
                                              Title: Senior Vice President and
                                                     General Counsel